Spotless Enterprises Incorporated          PLASTICS
                                           Spotless Group

                                           150 Motor Parkway - Suite 413
                                           Hauppauge, NY 11788

                                           Telephone: (516) 951-9000
                                           Fax: (516) 951-9027

September 16, 1999

Spotless Enterprises Inc. agrees to loan to Windswept Environmental Group $100,000. This $100,000 is offered under the following terms. The amount loaned will be repaid on October 15, 1999. Interest will accrue at a rate of 10% per annum and will be due and payable on October 15, 1999. In the event the Equity and Financing agreement currently under negotiation between Spotless and Windswept is successfully completed, the interest rate will be reduced to 6%.

In the event Windswept fails to repay the $100,000 when due, Spotless reserves all rights to pursue collection available under the laws of New York State.

Signature below acknowledges and accepts the terms of this agreement.



 /s/ Michael O'Reilly                      /s/ Charles Kelly
------------------------------             ---------------------
Mike O'Reilly                              Charles Kelly
Windswept Environmental Group              Spotless Enterprises Inc.
President                                  Vice President of Finance